UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549

FORM 8-K/A
(Amendment No. 1)

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):    April 26, 2019

Legacy Reserves Inc.
(Exact name of registrant as specified in its charter)

Delaware	001-38668	82-4919553
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

303 W. Wall Street, Suite 1800 Midland, Texas (Address of principal executive offices)	79701 (Zip Code)

Registrant’s telephone number, including area code:   (432) 689-5200

NOT APPLICABLE
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company     ❑
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.                                      ❑

Explanatory Note
Legacy Reserves Inc. is filing this Amendment No. 1 to Current Report on Form 8-K to amend the Current Report on Form 8-K filed on May 1, 2019 (the “Original Form 8-K”) for the sole purpose of (1) correcting a typographical error on the cover page of the Original Form 8-K, which as corrected, the cover page now reads: “Date of Report (date of earliest event reported): April 26, 2019,” and (2) removing the check mark in the box relating to soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12), which was inadvertently checked in the Original Form 8-K. All other information in the Original Form 8-K is unchanged.

Item 3.01	Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard
On April 26, 2019, Legacy Reserves Inc. (the “Company”) received written notice from the Listing Qualifications Staff of The Nasdaq Stock Market LLC (“NASDAQ”) notifying the Company that its common stock, par value $0.01, closed below the $1.00 minimum bid price required by Nasdaq Listing Rule 5450(a)(1) for 30 consecutive business days. The notice has no immediate effect on the listing or trading of the Company’s common stock, which will continue to trade on The Nasdaq Global Select Market under the symbol “LGCY.”
In accordance with Nasdaq Listing Rule 5810(c)(3)(A), the Company has an automatic period of 180 calendar days, or until October 23, 2019 to achieve compliance with the minimum bid price requirement. The Company will regain compliance with the minimum bid price requirements if at any time before October 23, 2019, the bid price for the Company’s common stock closes at $1.00 per share or above for a minimum of 10 consecutive business days.
The Company intends to actively monitor the bid price of its common stock and will consider all available options to regain compliance with the listing requirements.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Legacy Reserves Inc.

Date: May 1, 2019	By:	/s/ James Daniel Westcott
James Daniel Westcott
Chief Executive Officer